    As filed with the Securities and Exchange Commission on February 8, 2001
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                             SIMPLE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

             CALIFORNIA                                   33-0399154
    (State or other jurisdiction               (IRS Employer Identification No.)
  of incorporation or organization)

                               3001 DAIMLER STREET
                        SANTA ANA, CALIFORNIA 92705-5812
               (Address of principal executive offices) (Zip Code)

                           -------------------------

                             SIMPLE TECHNOLOGY, INC.
                            2000 STOCK INCENTIVE PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)

                           -------------------------

                                MANOUCH MOSHAYEDI
                             CHIEF EXECUTIVE OFFICER
                             SIMPLE TECHNOLOGY, INC.
                               3001 DAIMLER STREET
                        SANTA ANA, CALIFORNIA 92705-5812
                     (Name and address of agent for service)
                                 (949) 476-1180
          (Telephone number, including area code, of agent for service)

                           -------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================

   ------------------------------------- ---------------------- --------------------- --------------------- ---------------------
                                                                      PROPOSED              PROPOSED
                 TITLE OF                                             MAXIMUM               MAXIMUM
                SECURITIES                      AMOUNT                OFFERING             AGGREGATE             AMOUNT OF
                  TO BE                          TO BE                 PRICE                OFFERING            REGISTRATION
                REGISTERED                   REGISTERED(1)           PER SHARE              PRICE(2)                 FEE
   ------------------------------------- ---------------------- --------------------- --------------------- ---------------------
   2000 STOCK INCENTIVE PLAN
   Common Stock, $0.001  par value         1,502,906 shares         $4.7031 (2)        $7,068,317.21 (2)         $1,767.08
   ------------------------------------- ---------------------- --------------------- --------------------- ---------------------
   EMPLOYEE STOCK PURCHASE PLAN
   Common Stock, $0.001 par value           375,726 shares          $4.7031 (2)        $1,767,076.95 (2)          $441.77
   ------------------------------------- ---------------------- --------------------- --------------------- ---------------------
                                                                                         Aggregate Registration Fee $2,208.85
   ------------------------------------- ---------------------- --------------------- -------------------------------------------

================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Registrant's 2000 Stock Incentive Plan and the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Estimated, solely for purposes of calculating the registration fee, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices per share of the Registrant's Common Stock on February 5, 2001 (which was $4.7031) as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         Simple Technology, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), filed with the Commission on September 29, 2000, in connection with the Registrant's Registration Statement No. 333-32478, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999.

     (b) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 2000 filed with the Commission on November 14, 2000.

     (c) The Registrant's Registration Statement No. 000-31623 on Form 8-A12G filed with the Commission on September 26, 2000 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act"), in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding Common Stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Amended and Restated Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law. Under California law, a director's liability to a company or its shareholders may not be limited:

         - for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;

         - for acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director;

         - for any transaction from which a director derived an improper personal benefit;

         - for acts or omissions that show a reckless disregard for the director's duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director's duties, of a risk of serious injury to the company or its shareholders;

         - for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the company or its shareholders;

         - under Section 310 of the California General Corporation Law concerning contracts or transactions between the company and a director; or

         - under Section 316 of the California General Corporation Law concerning directors' liability for improper dividends, loans and guarantees.

In addition, under California law a director's liability to a company or its shareholders may not be limited for any act or omission (i) occurring prior to the date when its amended and restated articles of incorporation becomes effective or (ii) as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors.

The limitation of liability does not affect the availability of injunctions and other equitable remedies available to the Registrant's shareholders for any violation by a director of the director's fiduciary duty to the Registrant or its shareholders.

The Registrant's Amended and Restated Articles of Incorporation also include an authorization for it to indemnify its "agents" (as defined in Section 317 of the California General Corporation Law) through bylaw provisions, by agreement with the agents, vote of the Registrant's shareholders or disinterested directors, or otherwise, to the fullest extent permitted by law. Pursuant to this provision, the Registrant's Amended and Restated Bylaws provide for indemnification of its directors, officers and employees. In addition, the Registrant may, at its discretion, provide indemnification to persons whom the Registrant is not obligated to indemnify. The Amended and Restated Bylaws also allow the Registrant to enter into indemnity agreements with individual directors, officers, employees and other agents. The Registrant currently maintains directors' and officers' liability insurance. Indemnity agreements have also been entered into with all directors and certain executive officers and provide the maximum indemnification permitted by law. These agreements, together with the Registrant's Amended and Restated Bylaws and Amended and Restated Articles of Incorporation, may require the Registrant, among other things, to indemnify its directors and executive officers, other than for liability resulting from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and obtain officers' and directors' liability insurance if it is maintained for other officers and directors. These agreements do not require us to indemnify our directors and officers in situations where:

         - the remuneration rendered against the Registrant's officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

         - a judgment is rendered against the Registrant's officer or director for an accounting for profits made from the sale of the Registrant's securities under the provisions of Section 16(b) of the 1934 Act, as amended, or similar provisions of any federal, state or local statutory laws;

         - the officer's or director's conduct is adjudged to have been knowingly fraudulent or deliberately dishonest, or constitutes willful misconduct; or

         - a court determines that indemnification under the circumstances is not lawful.

Section 317 of the California General Corporation Law and the Registrant's Amended and Restated Bylaws and its indemnification agreements make provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities, including reimbursement of expenses incurred, arising under the 1933 Act.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

EXHIBIT NUMBER        EXHIBIT

   4                  Instruments Defining the Rights of Shareholders.
                      Reference is made to Registrant's Registration Statement No. 000-31623 on Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

   5                  Opinion and Consent of Brobeck, Phleger & Harrison LLP.
   23.1               Consent of PricewaterhouseCoopers LLP, Independent Public
                      Accountants.
   23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
   24                 Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
   99.1               Simple Technology, Inc. 2000 Stock Incentive Plan (As
                      Amended and Restated Through January 2, 2001).
   99.2               Simple Technology, Inc. Employee Stock Purchase Plan (As
                      Amended and Restated Through January 2, 2001).

Item 9.  UNDERTAKINGS

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan or the Employee Stock Purchase Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, California on this 31st day of January, 2001.

                             SIMPLE TECHNOLOGY, INC.


                             By: /s/ MANOUCH MOSHAYEDI
                                 ----------------------------------------------
                                     Manouch Moshayedi
                                     Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That each person whose signature appears below constitutes and appoints Manouch Moshayedi, Chief Executive Officer, and Dan Moses, Chief Financial Officer, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

SIGNATURE                                   TITLE                                                  DATE
/s/ MANOUCH MOSHAYEDI                       Chief Executive Officer                             January 31, 2001
-----------------------------               and Chairman of the Board of Directors
Manouch Moshayedi                           (principal executive officer)


/s/ DAN MOSES                               Chief Financial Officer and Director                January 31, 2001
-----------------------------               (principal financial and accounting officer)
Dan Moses


/s/ MIKE MOSHAYEDI                          President and Director                              January 31, 2001
-----------------------------
Mike Moshayedi


/s/ MARK MOSHAYEDI                          Chief Operating Officer, Chief Technical            January 31, 2001
-----------------------------               Officer, Secretary and Director
Mark Moshayedi


/s/ F. MICHAEL BALL                         Director                                            January 31, 2001
-----------------------------
F. Michael Ball


/s/ THOMAS A. BEAVER                        Director                                            January 20, 2001
-----------------------------
Thomas A Beaver


/s/ MARK R. HOLLINGER                       Director                                            January 31, 2001
-----------------------------
Mark R. Hollinger

                                  EXHIBIT INDEX


EXHIBIT NUMBER        EXHIBIT

   4                  Instruments Defining the Rights of Shareholders.
                      Reference is made to Registrant's Registration
                      Statement No. 000-31623 on Form 8-A12G, together with
                      any exhibits thereto, which are incorporated herein
                      by reference pursuant to Item 3(c) to this
                      Registration Statement.
   5                  Opinion and Consent of Brobeck, Phleger & Harrison LLP.
   23.1               Consent of PricewaterhouseCoopers LLP, Independent Public
                      Accountants.
   23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
   24                 Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
   99.1               Simple Technology, Inc. 2000 Stock Incentive Plan (As
                      Amended and Restated Through January 2, 2001).
   99.2               Simple Technology, Inc. Employee Stock Purchase Plan (As
                      Amended and Restated Through January 2, 2001).